Exhibit 99.1

UNIFI®, Makers of REPREVE®, Provides Business Update and Schedules Third Quarter Fiscal 2023 Earnings Conference Call

Company expects double-digit sequential quarter improvement in revenue and profitability

GREENSBORO, N.C., April 24, 2023 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today announced preliminary results for its third fiscal quarter ended April 2, 2023 and scheduled its third quarter fiscal 2023 earnings conference call.

For the third quarter of fiscal 2023, UNIFI expects the following results, compared to the immediately preceding second quarter of fiscal 2023:

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Net sales between $155 million and $157 million, a sequential quarter increase of 14% to 15%;
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Gross profit between $9 million and $10 million, a sequential quarter improvement from a gross loss of $8 million;
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Operating loss between $2 million and $3 million, a sequential quarter improvement of $17 million to $18 million; and
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Adjusted EBITDA between $4 million and $5 million, a sequential quarter improvement of $17 million to $18 million.

Eddie Ingle, Chief Executive Officer of UNIFI, said, “We are very pleased with our sales and profitability results in the third fiscal quarter, which demonstrate significant sequential recovery in our financial metrics and underlying business momentum. While the demand environment remains subdued, our diligence around labor efficiency, working capital management, liquidity resources, and tactical execution has allowed us to capitalize on some of the initial normalization of apparel production that has occurred thus far in calendar 2023.”

Ingle concluded, “REPREVE consistently garners interest from premier brands and retailers, as customer programs and development activities resonate with industry leaders. We expect to continue experiencing improvements in volumes and operating performance as we move through calendar 2023 and customer ordering patterns further stabilize. Our liquidity position and our credit facility that was amended, expanded, and extended in October 2022 continue to provide significant maneuverability for the current operating environment and our mid-

and long-term strategic growth initiatives. We ended the third quarter of fiscal 2023 with approximately $50 million in cash, net debt of $86 million, and over $45 million of available borrowings under the credit facility.”

The preliminary, unaudited information contained herein remains subject to confirmation and finalization based on UNIFI’s quarter-end closing procedures, including the execution of internal controls over financial reporting and the subsequent occurrence or identification of events prior to the formal issuance of the quarterly financial statements.

UNIFI Schedules Third Quarter Fiscal 2023 Earnings Conference Call

UNIFI will host a conference call at 8:30 a.m., Eastern Time, on Thursday, May 4, 2023, to discuss its third quarter fiscal 2023 financial results. The third quarter fiscal 2023 financial results and supporting materials will be available after the close of market trading on Wednesday, May 3, 2023 on UNIFI’s website at http://investor.unifi.com. The conference call can be accessed approximately 10 minutes prior to the beginning of the call by dialing (800) 715-9871 (Domestic) or (646) 307-1963 (International) and, when prompted, providing conference ID number 4222806. There will also be a live audio webcast of the call, which can be accessed on UNIFI’s website at http://investor.unifi.com. A replay of the conference call will be available approximately two hours following the call through Thursday, May 11, 2023 and can be accessed via UNIFI’s website at http://investor.unifi.com. In addition, presentation slides will be available on UNIFI’s website for 12 months following the call.

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About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 35 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com